_________________________________________________________________
_________________________________________________________________




                       THIRD SUPPLEMENTAL
                       INDENTURE OF TRUST
                 dated as of December 1, 1994

                              to

                       INDENTURE OF TRUST
                 dated as of December 1, 1992



                           BETWEEN



                 NEW YORK STATE ENERGY RESEARCH
                    AND DEVELOPMENT AUTHORITY



                             AND



                     Marine Midland Bank,
                          as Trustee



_________________________________________________________________
_________________________________________________________________



                          relating to
            7 1/8% Facilities Revenue Bonds, Series 1994 A
      (Consolidated Edison Company of New York, Inc. Project)

                          TABLE OF CONTENTS

                                                             Page


PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
FORM OF SERIES 1994 A BOND . . . . . . . . . . . . . . . . . .  3
FORM OF TRUSTEE'S AUTHENTICATION ON SERIES 1994 A BOND . . . . 12
GRANTING CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . 13

                            ARTICLE I

                    AUTHORIZATION; DEFINITIONS

SECTION 1.01.  Supplemental Indenture. . . . . . . . . . . . . 17
SECTION 1.02.  Definitions . . . . . . . . . . . . . . . . . . 17

                            ARTICLE II

                  DESCRIPTION AND AUTHORIZATION
                      OF SERIES 1994 A BONDS

SECTION 2.01.  Creation and particulars of Series 1994 A
               Bonds; form of Series 1994 A Bonds. . . . . . . 19
SECTION 2.02.  Purpose . . . . . . . . . . . . . . . . . . . . 23
SECTION 2.03.  Issuance and Sale of the Series 1994 A
               Bonds . . . . . . . . . . . . . . . . . . . . . 24

                           ARTICLE III

                          MISCELLANEOUS

SECTION 3.01.  Creation of Series 1994 A Project
               Construction Account of the Project Fund. . . . 25
SECTION 3.02.  Application of Moneys in the Series 1994
               A Rebate Sub-account. . . . . . . . . . . . . . 26
SECTION 3.03.  No Individual Liability . . . . . . . . . . . . 27
SECTION 3.04.  Effective Date; Counterparts. . . . . . . . . . 27
SECTION 3.05.  Date for Identification Purposes Only . . . . . 28
SECTION 3.06.  Compliance with the Series 1994 A Tax
               Regulatory Agreement. . . . . . . . . . . . . . 28
SECTION 3.07.  Project Fund Requisitions . . . . . . . . . . . 28
SECTION 3.08.  Recitals. . . . . . . . . . . . . . . . . . . . 28






                               (i)

          THIS THIRD SUPPLEMENTAL INDENTURE OF TRUST, made and entered into as of December 1, 1994 (the "Third Supplemental Indenture"), by and between New York State Energy Research and Development Authority (the "Authority") and Marine Midland Bank, as trustee (the "Trustee"), a New York banking corporation and trust company, with its principal corporate trust office located in New York, New York, as Trustee,

                       WITNESSETH THAT:
          WHEREAS, the Authority has previously issued four series of bonds in order to provide funds for the payment of a portion of the cost of the acquisition, construction and installation of certain facilities for the furnishing of electric energy and gas within the service areas of Consolidated Edison Company of New York, Inc. (the "Corporation") or for the refunding of prior obligations of the Authority issued for the purpose of financing the cost of such facilities, which bonds were issued pursuant to an Indenture of Trust dated as of December 1, 1992, between the Authority and Morgan Guaranty Trust Company of New York, as trustee (the "Basic Indenture"), as supplemented, and the proceeds were made available to the Corporation pursuant to a Participation Agreement dated as of December 1, 1992, by and between the Authority and the Corporation (the "Basic Participation Agreement"), as supplemented; and

          WHEREAS, the Authority by a resolution of the Members of the Authority adopted on June 30, 1994 authorized the appointment of Marine Midland Bank as successor Trustee and appointed Marine Midland Bank as Paying Agent under the Basic Indenture effective on the close of business August 31, 1994, and the Authority, Morgan Guaranty Trust Company of New York and Marine Midland Bank entered into an Instrument of Resignation, Appointment and Acceptance dated as of August 10, 1994, whereby Morgan Guaranty Trust Company of New York resigned as Trustee and Paying Agent under the Basic Indenture and Marine Midland Bank accepted appointment as Trustee and Paying Agent; and

          WHEREAS, the Corporation has requested that the Authority participate in the acquisition, construction and installation of certain facilities for the furnishing of gas within the Corporation's gas service area (such additional facilities for the furnishing of gas being hereinafter referred to as the "Series 1994 A Project" and being further described in Exhibit A and Exhibit B to the Third Supplemental Participation Agreement (as hereinafter defined)) and, as part of such participation, that the Authority issue an additional series of bonds pursuant to the Act to provide funds for such purposes; and

          WHEREAS, the Basic Indenture provides that the Authority may issue additional series of bonds to finance the cost of the Series 1994 A Project, provided that the Authority

                                                               2.

comply with the requirements of the Basic Indenture and the Corporation comply with the requirements of the Basic
Participation Agreement in connection therewith; and

          WHEREAS, pursuant to Resolution No. 834, adopted June 30, 1994, the Authority has determined to issue $100,000,000 aggregate principal amount of Additional Bonds (as defined in the Basic Indenture) for the purpose of financing a portion of the costs of the acquisition, construction and installation of the Series 1994 A Project (such Additional Bonds issued for such purpose being hereinafter referred to as "Series 1994 A Bonds"); and

          WHEREAS, the Authority proposes to issue the Series
1994 A Bonds pursuant to this Third Supplemental Indenture; and

          WHEREAS, the Authority and the Corporation are entering into a Tax Regulatory Agreement dated the date of initial delivery of the Series 1994 A Bonds pursuant to which the Corporation is entering into certain covenants designed to assure that certain conditions to the exclusion from gross income of interest on the Series 1994 A Bonds imposed by the Internal Revenue Code of 1986, as amended, are met, and certain of the Authority's rights thereunder are being assigned to the Trustee under this Third Supplemental Indenture; and

          WHEREAS, all acts, conditions and things necessary or required by the Constitution and laws of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution and delivery of this Third Supplemental Indenture, do exist, have happened, and have been performed; and

          WHEREAS, the Authority has determined that the Series 1994 A Bonds issuable hereunder and the certificate of authentication by the Trustee to be endorsed on the Series 1994 A Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the Indenture (as defined in the Basic Indenture):

                                                               3.


                  (FORM OF SERIES 1994 A BOND)

               NEW YORK STATE ENERGY RESEARCH AND
                     DEVELOPMENT AUTHORITY

          7 1/8% Facilities Revenue Bond, Series 1994 A
     (Consolidated Edison Company of New York, Inc. Project)

No. AR......                                          $__________


                                       ORIGINAL
INTEREST RATE    MATURITY DATE        ISSUE DATE         CUSIP

    7 1/8%       December 1, 2029  December 1, 1994   64984E BC 8


REGISTERED OWNER:

PRINCIPAL SUM:                                            DOLLARS


          NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, organized and existing under and by virtue of the laws of the State of New York, for value received, hereby promises to pay solely from the sources and as hereinafter provided to the Registered Owner (named above), or registered assigns, on the Maturity Date (stated above), unless redeemed prior thereto as hereinafter provided, upon the presentation and surrender hereof, the Principal Sum (stated above) and in like manner to pay interest on said Principal Sum from the date hereof, at the Interest Rate (stated above) per annum, on the first day of June and December in each year (commencing June 1, 1995), until said Principal Sum is paid or made available for payment. The principal of and premium, if any, on this bond are payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, upon presentation and surrender hereof, at the principal corporate trust office (the "Corporate Trust Office") of Marine Midland Bank, as Trustee or its successors in trust (the "Trustee"). The interest on this bond, when due and payable, shall be paid to the Registered Owner hereof (or of any bond or bonds previously outstanding in exchange, transfer or substitution for which this bond was issued) as of the close of business on the Record Date (hereinafter referred to) for each interest payment date by check, payable in such coin or currency of the United States of America which, at the respective times of payment, is legal tender for the payment of public and private debts, mailed to

                                                               4.

such person at his or her address last appearing as of the close of business on the Record Date on the Bond Register to be kept by the Trustee at its Corporate Trust Office. The Indenture (hereinafter referred to) designates the fifteenth day, whether or not a business day, of the month next preceding each interest payment date as the Record Date for such interest payment date. Interest not so paid shall be paid in accordance with the provisions of Article X of the Indenture.

          This bond is one of a duly authorized issue of bonds of the Authority designated as "Facilities Revenue Bonds, Series 1994 A (Consolidated Edison Company of New York, Inc. Project)" (the "Series 1994 A Bonds"), issued in the aggregate principal amount of $100,000,000 under and pursuant to the Constitution and laws of the State of New York, particularly the New York State Energy Research and Development Authority Act, Title 9 of Article 8 of the Public Authorities Law of the State of New York, as amended (the "Act"), and under and pursuant to a resolution adopted by the Authority on June 30, 1994. The Series 1994 A Bonds are issued under and are secured ratably by an Indenture of Trust (the "Basic Indenture") dated as of December 1, 1992, as previously supplemented, and as supplemented by the Third Supplemental Indenture of Trust dated as of December 1, 1994 (the "Third Supplemental Indenture"), between the Authority and the Trustee. The Basic Indenture as so supplemented and as hereafter supplemented and amended in accordance therewith is hereinafter referred to as the "Indenture." The Series 1994 A Bonds are issued for the purpose of providing financing for the cost of acquisition, construction and installation of certain facilities of Consolidated Edison Company of New York, Inc. (the "Corporation") to be used for the local furnishing of gas (all of said facilities being referred to herein as the "Series 1994 A Project"), pursuant to the terms of a Participation Agreement (the "Basic Participation Agreement") dated as of December 1, 1992, as previously supplemented, and as supplemented by the Third Supplemental Participation Agreement dated as of December 1, 1994 (the "Third Supplemental Participation Agreement"), between the Authority and the Corporation. The Basic Participation Agreement as so supplemented and as hereafter supplemented and amended in accordance therewith is hereinafter referred to as the "Participation Agreement." As provided in the Indenture, additional bonds may be issued in one or more series to finance the cost of completing the Series 1994 A Project or any Project financed with the proceeds of Bonds (as hereinafter defined) , or to finance the cost of additional facilities for the furnishing of electric energy and gas and the distribution of steam or other facilities of the Corporation, or to refund obligations issued or incurred by the Authority pursuant to an agreement with the Corporation. Any such additional bonds, together with the Series 1994 A Bonds and other bonds of the Authority currently outstanding under the Indenture, are herein

                                                               5.

referred to as the "Bonds." Any terms used and not otherwise defined herein, are used as defined in the Indenture.

          *Copies of the Indenture are on file at the Corporate Trust Office of the Trustee, and reference is made to the Indenture for the provisions relating, among other things, to the terms and security of the Bonds, the rights and remedies of the owners of the Bonds, the terms and conditions upon which Bonds are issued and may be issued thereunder and the terms and provisions under which the Bonds may be redeemed.

          *The Bonds are not general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under such Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from payments to be made by the Corporation to the Trustee and any other funds held by the Trustee under the Indenture and available for such payment. In order to provide security for the payment of the principal of and premium, if any, and interest on all the Bonds in accordance with their terms and the terms of the Indenture, the Authority has in the Participation Agreement directed the Corporation to execute and deliver its promissory notes (the "Notes") to the Trustee as evidence of the obligation of the Corporation to the Authority to repay the advance of the proceeds of the Bonds by the Authority, and the Authority has under the Indenture pledged and assigned all its right, title and interest in and to the payments under the Notes to the Trustee for the benefit of the owners from time to time of the Bonds.
The Bonds are further secured by a pledge and assignment of the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Sections 4.04, 4.08, 4.09 and 4.10 of the Basic Participation Agreement, as supplemented, and subject to the reservation by the Authority of its rights under Article III and Section 4.07 of the Basic Participation Agreement and subject to the provisions of the Participation Agreement relating to the amendment thereof), the rights and interest of the Authority under the Tax Regulatory Agreement dated the date of the initial delivery of the Series 1994 A Bonds between the Authority and the Corporation (the "Series 1994 A Tax Regulatory Agreement"), subject to a reservation by the Authority of a right independently to enforce the obligations of the Corporation thereunder and subject to the provisions of the Series 1994 A Tax Regulatory Agreement relating to the amendment thereof, the proceeds of sale of the Bonds, all funds held by the Trustee under the Indenture and available for the payment of the Bonds, and the income earned by the investment of such funds held under the Indenture.

                                                               6.

          *The Series 1994 A Bonds are issuable in the form of registered bonds without coupons in the denomination of $5,000 or any integral multiple of $5,000. The owner of any Series 1994 A Bond or Bonds may surrender the same at the Corporate Trust Office of the Trustee (together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his or her attorney duly authorized in writing), in exchange for an equal aggregate principal amount of Series 1994 A Bonds in any authorized denominations in the manner, subject to the conditions and upon the payment of the charges provided in the Indenture.

          *This bond is transferable, as provided in the Indenture, only upon the Bond Register kept for that purpose at the Corporate Trust Office of the Trustee at the written request of the registered owner hereof or by his or her representative duly authorized in writing, upon surrender of this bond to the Trustee (together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his or her attorney duly authorized in writing). Thereupon, and upon payment of the charges prescribed, one or more new fully registered Series 1994 A Bonds of the same aggregate principal amount, maturity and interest rate shall be issued to the transferee in exchange therefor as provided in the Indenture.

          *The Series 1994 A Bonds are subject to redemption prior to maturity, at the option of the Authority exercised at the direction of the Corporation, on or after December 1,2004, as a whole or in part, at any time, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of the Series 1994 A Bonds to be redeemed) as set forth in the schedule below, together with unpaid interest accrued thereon to the date fixed for redemption, upon the notice and in the manner and subject to the provisions of the Indenture:

       Redemption Dates                           Redemption
         (Inclusive)                                 Price

December 1, 2004 through November 30, 2005           102%
December 1, 2005 through November 30, 2006           101%
December 1, 2006 and thereafter                      100%


          *The Series 1994 A Bonds are also subject to extraordinary optional redemption, without premium, upon the occurrence of certain events in accordance with the terms of
Section 2.01.5(c) of the Third Supplemental Indenture.

          *The Series 1994 A Bonds shall be subject to mandatory redemption as a whole (provided, however, that the Series 1994 A

                                                               7.

Bonds shall be redeemed in part if the Corporation obtains an opinion of Bond Counsel to the effect that, by redeeming such portion of the Series 1994 A Bonds, the interest on the remaining Series 1994 A Bonds will not be included for Federal income tax purposes in the gross income of any owner of the Series 1994 A Bonds (other than an owner who is a "substantial user" of the Series 1994 A Project or a "related person" within the meaning of
Section 147(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"))) at any time at a redemption price of 100% of the principal amount thereof, together with unpaid interest accrued thereon to the date fixed for redemption, if, in a published or private ruling of the Internal Revenue Service or in a final, nonappealable judicial decision by a court of competent jurisdiction (provided that the Corporation has been afforded the opportunity to participate at its own expense in the proceeding resulting in such ruling or in the litigation resulting in such decision, as the case may be), it is determined that, as a result of a failure by the Corporation to observe any covenant, agreement or representation in the Participation Agreement or the Series 1994 A Tax Regulatory Agreement, interest on the Series 1994 A Bonds is includible for Federal income tax purposes in the gross income (as defined in Section 61 of the Code) of any owner of a Series 1994 A Bond (other than a "substantial user" of the Series 1994 A Project or a "related person" within the meaning of
Section 147(a)(1) of the Code), and, in such event, the Series 1994 A Bonds shall be subject to such mandatory redemption not more than one hundred eighty (180) days after receipt by the Trustee of notice of such published or private ruling or judicial decision and a demand for redemption of the Series 1994 A Bonds.

          *The Series 1994 A Bonds will also be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that the Corporation has been advised in writing by Bond Counsel that either (i) the specified action or omission would adversely affect the exclusion from gross income for Federal income tax purposes of interest on the Series 1994 A Bonds afforded by
Section 103 of the Code, or (ii) that the matter is subject to such doubt that such Bond Counsel is unable to advise the Corporation that the specified action or omission would not adversely affect such exclusion. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Corporation Representative to the effect that the Corporation has reached such conclusion, together with a copy of such advice of Bond Counsel.

                                                               8.

          *The Series 1994 A Bonds will also be subject to mandatory redemption at a redemption price equal to one hundred three percent (103%) of the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that the Corporation has been advised in writing by Bond Counsel that the specified action or omission would cause the use of the Series 1994 A Project to be such that, pursuant to Section 150 of the Code, the Corporation would not be entitled to deduct the interest on the Series 1994 A Bonds for purposes of determining the Corporation's Federal taxable income, for a period of not less than ninety (90) consecutive or nonconsecutive days during a twelve-month period. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Corporation Representative to the effect that the Corporation has reached such conclusion, together with a certified copy of a resolution of the Board of Trustees of the Corporation authorizing such certificate and a copy of such advice of Bond Counsel. In the event that the Series 1994 A Bonds become subject to redemption as provided in this paragraph, the Series 1994 A Bonds will be redeemed in whole unless redemption of a portion of the Series 1994 A Bonds outstanding would, in the opinion of Bond Counsel, have the result that interest payable on the Series 1994 A Bonds remaining outstanding after such redemption would be deductible for purposes of determining the Federal taxable income of the Corporation, and, in such event, the Series 1994 A Bonds shall be redeemed (in the principal amount of $5,000 or any integral multiple thereof) from time to time at random in such manner as the Trustee shall determine, in such amount as is necessary to accomplish that result.

          *The occurrence of an event requiring the redemption of the Series 1994 A Bonds as provided in either of the three immediately preceding paragraphs does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Note relating to the Series 1994 A Bonds in an amount sufficient to redeem the Series 1994 A Bonds to the extent specified in such paragraph.

          *The State of New York may on or after December 1,
2014, upon furnishing sufficient funds therefor, require the Authority to redeem the Series 1994 A Bonds as provided in the Act and as more fully described in the Indenture.

                                                               9.

          *If less than all the Series 1994 A Bonds shall be called for redemption, the Series 1994 A Bonds to be redeemed shall be selected at random by the Trustee in such manner as the Trustee in its discretion may deem proper.

          *Any such redemption, either as a whole or in part, shall be made upon at least thirty (30) days' and no more than sixty (60) days' prior notice in the manner and upon the terms and conditions provided in the Indenture. If this bond shall have been duly called for redemption and payment of the redemption price, together with unpaid interest accrued to the date fixed for redemption, shall have been made or provided for, all as more fully set forth in the Indenture, interest on this bond shall cease to accrue from such date, and from and after such date this bond shall cease to be entitled to any lien, benefit or security under the Indenture, and the owner hereof shall have no rights except to receive payment of such redemption price and unpaid interest accrued to the date fixed for redemption.

          *This bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this bond shall have been authenticated by the execution by the Trustee of the Trustee's certificate of authentication hereon.

          *No covenant or agreement contained in this bond or the Indenture shall be deemed to be a covenant or agreement of any member or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any officer thereof executing this bond shall be liable personally on this bond or be subject to any personal liability or accountability by reason of the issuance of this bond.

          *To the extent permitted by and as provided in the Indenture, modifications or amendments of the Indenture or of any indenture supplemental thereto may be made (1) by agreement of the Authority and the Trustee in certain circumstances without the consent of Bondowners and (2) with the consent of (a) in case all of the several series of Bonds then outstanding are affected by such modification or amendment, the owners of not less than two-thirds in aggregate principal amount of the Bonds then outstanding or (b) in case less than all of the several series of Bonds then outstanding are so affected, the owners of not less than two-thirds in aggregate principal amount of the Bonds so affected then outstanding; provided, however, that if such modification or amendment will by its terms not take effect so long as any Bonds of any specified series remain outstanding, the consent of the owners of such Bonds shall not be required and such Bonds shall not be deemed to be outstanding for the purpose of any calculations of outstanding Bonds under the Indenture; provided, further, that no such modification or amendment shall

                                                              10.

be made which will reduce the percentages of the aggregate principal amount of Bonds, the consent of the owners of which is required for any such modification or amendment, or permit the creation by the Authority of any lien prior to, or, except to secure additional Bonds, on a parity with, the lien of the Indenture upon the Note payments and other funds pledged under the Indenture or which will affect the times, amounts and currency of payment of the principal of and premium, if any, and interest on said Bonds without the consent of the owners of all Bonds then outstanding and affected thereby. Any such consent by the owner of this bond shall be conclusive and binding upon such owner and all future owners of this bond and of any Bond issued on registration of transfer thereof or in exchange therefor irrespective of whether or not any notation of such consent is made upon this bond.

          THE SERIES 1994 A BONDS ARE NOT A DEBT OF THE STATE OF NEW YORK, AND THE STATE OF NEW YORK SHALL NOT BE LIABLE THEREON. NO OWNER OF ANY SERIES 1994 A BOND WILL HAVE THE RIGHT TO DEMAND PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 1994 A BONDS OUT OF ANY FUNDS RAISED BY TAXATION.

          It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed, precedent to and in the issuance of this bond, exist, have happened and have been performed, and that the issuance of this bond and the issue of which it forms a part are within every debt and other limit prescribed by the laws of the State of New York.

                                                              11.

          IN WITNESS WHEREOF, the Authority has caused this bond to be signed in its name and on its behalf by the manual or facsimile signature of its Chair, Vice Chair, President or Treasurer and its seal or a facsimile thereof to be impressed, imprinted or otherwise reproduced hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the date set forth below.

                                   NEW YORK STATE ENERGY RESEARCH
                                     AND DEVELOPMENT AUTHORITY

Attest:
                                   By___________________________
                                             Chair

____________________________
         Secretary

                                                              12.

                     (FORM OF ASSIGNMENT)

                          ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_________________________________________________________________

_________________________________________________________________
the within bond and all rights thereunder,and hereby irrevocably constitutes and appoints

_____________________________________________________ attorney to transfer the within bond on the books kept for registration thereof with full power of substitution in the premises.


Dated:  ______________________


                         ________________________________________
                         NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatsoever.


      (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION ON ALL
                      SERIES 1994 A BONDS)

          This bond is one of the Facilities Revenue Bonds, Series 1994 A (Consolidated Edison Company of New York, Inc.
Project) referred to in the within-mentioned Indenture.


                                 [_____________________________],
                                      Marine Midland Bank,
                                      as Trustee


                                 By______________________________
                                      Authorized Signatory

                                 Dated:__________________________

                                                              13.

          The Authority may, in its discretion, cause the paragraphs preceded by the symbol "*" to be printed on the reverse of the Bonds, in which event the face of the Bonds shall state the following after the second paragraph of the Bonds:

               REFERENCE IS MADE TO THE FURTHER PROVISIONS OF
THIS BOND SET FORTH ON THE REVERSE HEREOF WHICH SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS
PLACE.


          WHEREAS, the Trustee has accepted the trusts created by this Third Supplemental Indenture and in evidence thereof has joined in the execution hereof;

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts created by the Indenture, and of the purchase and acceptance of the Bonds by the owners thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Authority in hand paid by the Trustee at or before the execution and delivery of this Third Supplemental Indenture, the receipt of which is hereby acknowledged, and in order to secure the payment of all the Bonds at any time issued and outstanding under the Indenture and the interest and the redemption premiums, if any, thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein or in the Participation Agreement contained, the Authority has executed and delivered this Third Supplemental Indenture, has caused or will cause the Corporation to deliver to the Trustee the Series 1994 A Note (as hereinafter defined), and has assigned and pledged to the Trustee, for the benefit of such Bondowners, as security for the payment of the principal of and premium, if any, and interest on the Bonds in accordance with their terms and the provisions of the Indenture subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture and as security for the performance and observance of all the covenants, agreements and conditions contained therein or herein or in the Participation Agreement,
(i) the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Sections 4.04, 4.08, 4.09 and 4.10 of the Basic Participation Agreement, as supplemented, subject to a reservation by the Authority of a right to enforce the obligations of the Corporation under Article III of the Basic Participation Agreement independently of the Trustee's enforcement thereof, to a reservation by the Authority of its rights under Section 4.07 of the Basic Participation Agreement,

                                                              14.

and to the provisions of the Participation Agreement relating to the amendment thereof), (ii) the proceeds of sale of the Bonds,
(iii) all funds held by the Trustee under the Indenture and available for the payment of Bonds, (iv) the income earned by the investment of such funds held under the Basic Indenture, and (v) by this Third Supplemental Indenture, the rights and interest of the Authority under the Series 1994 A Tax Regulatory Agreement (as defined herein), subject to a reservation by the Authority of a right to enforce the obligations of the Corporation thereunder independently of the Trustee's enforcement thereof and subject to the provisions of the Series 1994 A Tax Regulatory Agreement relating to the amendment thereof;

          THIS THIRD SUPPLEMENTAL INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Series 1994 A Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interest, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of the Indenture, and the Authority agrees with the Trustee and with the respective owners, from time to time, of the Bonds or any part thereof as follows:

                                                              15.

                          ARTICLE I

                  AUTHORIZATION; DEFINITIONS

          SECTION 1.01.  Supplemental Indenture.  This Third
Supplemental Indenture is supplemental to, and is entered into in accordance with Article XIII of the Basic Indenture.

          SECTION 1.02. Definitions. Unless the context shall otherwise require and except as to terms otherwise defined herein, all terms which are defined in Section 1.01 of the Basic Indenture shall have the same meanings, respectively, in this Third Supplemental Indenture, including the recitals and granting clause, as such terms are given in said Section 1.01 of the Basic Indenture and, in addition, as used in this Third Supplemental Indenture, the following terms shall have the following respective meanings:


           Corporate Trust Office shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Marine Midland Bank, 140 Broadway, New York, New York 10005-1180.

           Series 1994 A Bonds shall mean $100,000,000 aggregate principal amount of the 7 1/8% Facilities Revenue Bonds, Series
1994 A (Consolidated Edison Company of New York, Inc. Project) of the Authority.

           Series 1994 A Computation Period shall have the meaning ascribed to "Computation Period" in the Series 1994 A Tax
Regulatory Agreement.

           Series 1994 A Note shall mean the Corporation's Note relating to the Series 1994 A Bonds.

           Series 1994 A Project shall mean the Series 1994 A
Project Exempt Facilities and the Other Series 1994 A Project
Facilities set forth in Exhibits A and B to the Third
Supplemental Participation Agreement.

           Series 1994 A Project Construction Account shall mean the account bearing such name in the Project Fund established pursuant to Section 3.01 of this Third Supplemental Indenture.

           Series 1994 A Purchase Contract shall mean the
Purchase Contract dated December 6, 1994, among the Authority, the Corporation and Lehman Brothers Inc., Goldman, Sachs & Co.,

                                                              16.

and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill
Lynch & Co.).

          Series 1994 A Tax Regulatory Agreement shall mean the
Tax Regulatory Agreement, dated the date of initial delivery of the Series 1994 A Bonds, between the Authority and the Corporation, as it may be amended and supplemented from time to time in accordance with its terms.

          Third Supplemental Participation Agreement shall mean the Third Supplemental Participation Agreement dated as of December 1, 1994, between the Authority and the Corporation.

The definition of Corporate Trust Office contained in the Basic
Indenture is hereby amended to conform to the definition of Corporate Trust Office which is set forth above.

                                                              17.

                          ARTICLE II

                 DESCRIPTION AND AUTHORIZATION
                     OF SERIES 1994 A BONDS

          SECTION 2.01. Creation and particulars of Series 1994 A Bonds; form of Series 1994 A Bonds. 1. There shall be issued under and secured by the Indenture an issue of Additional Bonds (the "Series 1994 A Bonds") to be designated "Facilities Revenue Bonds, Series 1994 A (Consolidated Edison Company of New York, Inc. Project)" in the aggregate principal amount of $100,000,000. Each Series 1994 A Bond shall be dated the June 1 or December 1, as the case may be, next preceding the date of its authentication to which interest has been paid or duly provided for (except that if any Series 1994 A Bond shall be authenticated on any June 1 or December 1 to which interest has been paid or duly provided for, it shall be dated as of such date, or if it shall be authenticated prior to June 1, 1995, it shall be dated December 1, 1994) and shall bear interest from such dates until the principal sum is paid, at a rate of seven and one-eighth per centum (7 1/8%) per annum payable semiannually on June 1 and December 1 of each year (commencing June 1, 1995) and shall mature (subject to the right of prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on December 1, 2029.

          2. The Series 1994 A Bonds shall be issuable in the form of registered bonds without coupons in the denomination of $5,000 or any integral multiple of $5,000 not exceeding the aggregate principal amount of such series of Bonds and shall be numbered from one (1) consecutively upwards (with the letters "AR" prefixed to the number) in order of issuance according to the records of the Trustee.

          3. The Series 1994 A Bonds shall be substantially in the form set forth in the recitals to this Third Supplemental Indenture, with such appropriate variations, omissions and insertions as are permitted or required by this Third Supplemental Indenture and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

          4. The principal of and premium, if any, on each Series 1994 A Bond shall be payable to the owner of such Bond upon presentation and surrender thereof when due at the Corporate Trust Office. The interest on each Series 1994 A Bond due on an interest payment date shall be payable to the Registered Owner

                                                              18.

thereof as of the close of business on the Record Date (as hereinafter defined) as the same becomes due by check mailed to such Registered Owner thereof at his or her address last appearing on the Bond Register. All payments of principal of and premium, if any, and interest on the Series 1994 A Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The fifteenth day, whether or not a business day, of the month next preceding each interest payment date is the Record Date (the "Record Date") for such interest payment date.

          5. In the manner and with the effect provided herein the Series 1994 A Bonds shall be subject to redemption prior to maturity, as follows:

     (a) The Series 1994 A Bonds shall be subject to redemption at the option of the Authority, exercised at the direction of the Corporation, upon notice as provided in Article VIII of the Basic Indenture, on or after December 1, 2004, as a whole or in part at any time, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of such Series 1994 A Bonds to be redeemed) as set forth in the schedule below, together with unpaid interest accrued thereon to the date fixed for redemption:

       Redemption Dates                          Redemption
         (Inclusive)                                Price

December 1, 2004 through November 30, 2005           102%
December 1, 2005 through November 30, 2006           101%
December 1, 2006 and thereafter                      100%

     (b) The Series 1994 A Bonds shall be subject to mandatory redemption as a whole (provided, however, that the Series 1994 A Bonds shall be redeemed in part if the Corporation obtains an opinion of Bond Counsel to the effect that, by redeeming such portion of the Series 1994 A Bonds, the interest on the remaining Series 1994 A Bonds will not be included for Federal income tax purposes in the gross income of any owner of the Series 1994 A Bonds (other than an owner who is a "substantial user" of the Series 1994 A Project or a "related person" within the meaning of
Section 147(a)(1) of the Code)) at any time at a redemption price of one hundred percent (100%) of the principal amount thereof, together with unpaid interest accrued thereon to the date fixed for redemption, if, in a published or private ruling of the Internal Revenue Service or in a final, nonappealable judicial decision by a court of competent jurisdiction (provided that the Corporation has been afforded the opportunity to participate at its own expense in the proceeding resulting in such ruling or in the litigation resulting in such decision, as the case may be),

                                                              19.

it is determined that, as a result of a failure by the Corporation to observe any covenant, agreement or representation in the Participation Agreement or the Series 1994 A Tax Regulatory Agreement, interest on Series 1994 A Bonds is includible for Federal income tax purposes in the gross income (as defined in Section 61 of the Code), of any owner of a Series 1994 A Bond (other than a "substantial user" of the Series 1994 A Project or a "related person" within the meaning of Section 147(a)(1) of the Code), and, in such event, the Series 1994 A Bonds shall be subject to such mandatory redemption not more than one hundred eighty (180) days after receipt by the Trustee of notice of such published or private ruling or judicial decision and a demand for redemption of such Series 1994 A Bonds. The occurrence of an event requiring the redemption of the Series 1994 A Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1994 A Note in an amount sufficient to redeem the Series 1994 A Bonds to the extent required by this paragraph.

     (c) In whole at any time at the option of the Authority, exercised at the direction of the Corporation, upon notice as provided in Article VIII of the Basic Indenture, at a redemption price equal to the principal amount thereof, together with unpaid interest accrued thereon to the date fixed for redemption, in any of the following events:

               (i) All or substantially all of the Series 1994 A Project shall have been damaged or destroyed or title to, or the temporary use of, all or a substantial portion of the Series 1994 A Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, as in each case renders the Series 1994 A Project unsatisfactory to the Corporation for its intended use;

               (ii)  Unreasonable burdens or excessive
liabilities shall have been imposed upon the Authority or the Corporation with respect to all or substantially all of the Series 1994 A Project, including without limitation the imposition of federal, state or other ad valorem property, income or other taxes other than ad valorem taxes in effect on the date of original issuance of the Series 1994 A Bonds levied upon privately owned property used for the same general purpose as the Series 1994 A Project; or

                                                              20.

               (iii) Any court or regulatory or administrative body shall enter or adopt, or fail to enter or adopt, a judgment, order, approval, decree, rule or regulation, as a result of which the Corporation elects to cease operation of all or substantially all of the Series 1994 A Project.

     (d) In whole on any interest payment date on or after December 1, 2014, at a redemption price to be determined in accordance with Section 8.05 of the Basic Indenture, together with unpaid interest accrued thereon to the date fixed for redemption, if the State of New York furnishes funds therefor as provided in Section 8.05 of the Basic Indenture.

     (e) The Series 1994 A Bonds will also be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that the Corporation has been advised in writing by Bond Counsel that either (i) the specified action or omission would adversely affect the exclusion from gross income for Federal income tax purposes of interest on the Series 1994 A Bonds afforded by
Section 103 of the Code, or (ii) that the matter is subject to such doubt that such Bond Counsel is unable to advise the Corporation that the specified action or omission would not adversely affect such exclusion. The Series 1994 A Bonds will also be subject to mandatory redemption at a redemption price equal to one hundred three percent (103%) of the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that the Corporation has been advised in writing by Bond Counsel that the specified action or omission would cause the use of the Series 1994 A Project to be such that, pursuant to Section 150 of the Code, the Corporation would not be entitled to deduct the interest on the Series 1994 A Bonds for purposes of determining the Corporation's Federal taxable income, for a period of not less than ninety (90) consecutive or nonconsecutive days during a twelve-month period. In the event that the Series 1994 A Bonds become subject to redemption as provided in the preceding sentence, the Series 1994 A Bonds will be redeemed in whole

                                                              21.

unless redemption of a portion of the Series 1994 A Bonds outstanding would, in the opinion of Bond Counsel, have the result that interest payable on the Series 1994 A Bonds remaining outstanding after such redemption would be deductible for purposes of determining the Federal taxable income of the Corporation, and, in such event, the Series 1994 A Bonds shall be redeemed (in the principal amount of $5,000 or any integral multiple thereof) from time to time at random in such manner as the Trustee shall determine pursuant to Section 8.02 of the Basic Indenture, in such amount as is necessary to accomplish that result. Any such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Corporation Representative to the effect that the Corporation has reached such conclusion, together with a certified copy of a resolution of the Board of Trustees of the Corporation authorizing such certificate and a copy of such advice of Bond Counsel. The occurrence of an event requiring the redemption of the Series 1994 A Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1994 A Note in an amount sufficient to redeem the Series 1994 A Bonds to the extent required by this paragraph.

          6. If less than all the Series 1994 A Bonds are called for redemption, the particular Series 1994 A Bonds to be redeemed shall be selected at random by the Trustee as provided in Section
8.02 of the Basic Indenture.

          SECTION 2.02.  Purpose.  The purpose for which the
Series 1994 A Bonds are issued is to finance a portion of the Cost of Construction of the Series 1994 A Project.

          SECTION 2.03. Issuance and Sale of the Series 1994 A Bonds. The Series 1994 A Bonds shall forthwith be executed by the Authority and delivered to the Trustee for authentication and thereupon the Series 1994 A Bonds shall be authenticated by the Trustee and shall be delivered to or upon the written order of an Authorized Officer of the Authority, but only upon the receipt by the Trustee of proceeds (including accrued interest, if any) of sale of the Series 1994 A Bonds, of which a sum equal to the accrued interest, if any, paid by the initial purchasers of such Series 1994 A Bonds shall be deposited in the Bond Fund and the balance shall be deposited in the Series 1994 A Bond Proceeds Sub-account of the Series 1994 A Project Construction Account of the Project Fund created pursuant to Section 3.01 hereof.

                                                              22.

                           ARTICLE III

                          MISCELLANEOUS

          SECTION 3.01. Creation of Series 1994 A Project Construction Account of the Project Fund. There is hereby established within the Project Fund a separate account for the payment of the Cost of Construction of the Series 1994 A Project to be designated the "Series 1994 A Project Construction Account" and within such account there are hereby established three (3) separate sub-accounts to be designated as the "Series 1994 A Bond Proceeds Sub-account," the "Series 1994 A Investment Proceeds Sub-account" and the "Series 1994 A Rebate Sub-account."

          All income or gain on monies deposited in the Series 1994 A Bond Proceeds Sub-account or the Series 1994 A Investment Proceeds Sub-account shall be deposited in the Series 1994 A Investment Proceeds Sub-account. All income or gain on monies deposited in the Series 1994 A Rebate Sub-account shall be deposited in the Series 1994 A Rebate Sub-account. Not later than fifteen (15) days after certification of the Rebate Amount for each Series 1994 A Computation Period to the Trustee by an Authorized Corporation Representative and not later than thirty
(30) days after such Series 1994 A Computation Period, the Trustee shall withdraw from the Series 1994 A Investment Proceeds Sub-account and deposit in the Series 1994 A Rebate Sub-account an amount such that the amount held in the Series 1994 A Rebate Sub-account after such deposit as certified to the Trustee by an Authorized Corporation Representative is equal to the Rebate Amount as defined in the Series 1994 A Tax Regulatory Agreement calculated for the period commencing on the date of issuance of the Series 1994 A Bonds and ending on the last day of the most recent Series 1994 A Computation Period as certified to the Trustee by an Authorized Corporation Representative. In the event of any deficiency, the balance required shall be provided by the Corporation by directing the Trustee to transfer moneys from amounts available in the Series 1994 A Project Construction Account or from other moneys of the Corporation made available pursuant to the Series 1994 A Tax Regulatory Agreement. Computations of the amounts on deposit in each fund hereunder, descriptions of each investment held therein, computations of the Rebate Amount and directions as to the payment of the Rebate Amount to the United States shall be furnished to the Trustee by the Corporation in accordance with the Series 1994 A Tax Regulatory Agreement. The Trustee shall be entitled conclusively to rely upon the accuracy of any such computation, certification, directions or description so furnished.

                                                              23.

          SECTION 3.02. Application of Moneys in the Series 1994 A Rebate Sub-account. (1) The Series 1994 A Rebate Sub-account and the amounts deposited therein shall not be subject to a claim and charge in favor of the Trustee or any owners of Bonds and shall be applied solely in accordance with the provisions of this
Section 3.02 and shall not be available for the payment of Bonds within the meaning of the Indenture. Amounts deposited in the Series 1994 A Rebate Sub-account shall be applied to pay amounts payable by the Authority to the United States of America pursuant to Section 148 of the Code in connection with the Series 1994 A Bonds in accordance with subsection 2 of this Section 3.02 except to the extent otherwise permitted by subsection 3 of this Section 3.02.

          (2) The Trustee, upon receipt of written instructions from an Authorized Corporation Representative given in accordance with the Series 1994 A Tax Regulatory Agreement, shall pay to the United States of America out of amounts in the Series 1994 A Rebate Sub-account (a) not later than thirty (30) days after the end of each five-year period following the date of issuance of the Series 1994 A Bonds, an amount certified to the Trustee by an Authorized Corporation Representative as the amount such that, together with amounts previously paid, the total amount paid to the United States is equal to ninety percent (90%) of the Rebate Amount calculated for the period commencing on the date of issuance of the Series 1994 A Bonds and ending on the last day of the most recent Series 1994 A Computation Period, and (b) not later than sixty (60) days after the date on which all of the Series 1994 A Bonds have been paid or redeemed, the amount such that, together with amounts previously paid, the total amount paid to the United States of America is equal to one hundred percent (100%) of the Rebate Amount for the period commencing on the date of issuance of the Series 1994 A Bonds and ending on the last day of the final Series 1994 A Computation Period as certified to the Trustee by an Authorized Corporation Representative. The Trustee shall be entitled conclusively to rely upon such written instructions and certifications as to the amounts to be so paid to the United States of America.

          (3) In the event that on the first day of any Bond Year (as defined in the Series 1994 A Tax Regulatory Agreement) the amount on deposit in the Series 1994 A Rebate Sub-account exceeds the Rebate Amount for the period commencing on the date of issuance of the Series 1994 A Bonds and ending on the last day of the most recent Series 1994 A Computation Period, the Trustee, upon the receipt of written instructions from an Authorized Corporation Representative specifying the amount of such excess, shall withdraw such excess amount and deposit it in the Series 1994 A Investment Proceeds Sub-account of the Series 1994 A Project Construction Account of the Project Fund prior to the completion of the Series 1994 A Project, or, after the completion

                                                              24.

date of the Series 1994 A Project, deposit it in the Bond Fund.

          Unless the Corporation shall first deliver to the Trustee a certificate of an Authorized Corporation Representative to the effect that as of the Completion Date of the Series 1994 A Project ninety-five percent (95%) or more of the net proceeds (within the meaning of Section 142(a) of the Code) deposited in the Series 1994 A Project Construction Account of the Project Fund and constituting proceeds of the Series 1994 A Bonds have been used to provide facilities for the local furnishing of gas or other exempt facilities or facilities functionally related and subordinate to any of the foregoing, all within the meaning of
Section 142 of the Code as in effect on the date of issue of the Series 1994 A Bonds, any amounts deposited in the Bond Fund pursuant to the preceding paragraph shall at the written direction of an Authorized Corporation Representative be applied to (i) the redemption of the Series 1994 A Bonds (other than a redemption at the demand of the State) pursuant to the provisions of the Indenture, or (ii) the purchase of the Series 1994 A Bonds and, pending any such application, shall be invested in securities pursuant to the instructions of an Authorized Corporation Representative, provided that such investment will not be in violation of the covenants made to the Authority by the Corporation in the Series 1994 A Tax Regulatory Agreement.

          SECTION 3.03. No Individual Liability. No covenant or agreement contained in the Series 1994 A Bonds or in the Indenture shall be deemed to be the covenant or agreement of any member, agent, or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any official executing the Series 1994 A Bonds shall be liable personally on the Series 1994 A Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

          SECTION 3.04. Effective Date; Counterparts. This Third Supplemental Indenture shall become effective on delivery. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 3.05. Date for Identification Purposes Only. The date of this Third Supplemental Indenture shall be for identification purposes only and shall not be construed to imply that this Third Supplemental Indenture was executed as of any date other than the respective dates of the acknowledgements of the parties hereto.

                                                              25.

          SECTION 3.06. Compliance with the Series 1994 A Tax Regulatory Agreement. Notwithstanding any provision of the Indenture to the contrary, no later than twenty (20) days after any partial redemption of the Series 1994 A Bonds, the Trustee shall reduce the aggregate amount of all investments held under the Indenture which are subject to the one hundred fifty percent (150%) limitation described in the Series 1994 A Tax Regulatory Agreement to the extent required by such limitation, all in accordance with a written direction received from an Authorized Corporation Representative. The Trustee shall be entitled conclusively to rely upon such written direction.

          SECTION 3.07. Project Fund Requisitions. In addition to the certifications required by Section 5.03 of the Basic Indenture in connection with requisitions from the Project Fund, any requisition submitted in connection with moneys deposited in the Series 1994 A Project Construction Account shall include a certification of the Corporation to the effect that the moneys requisitioned by the Corporation will not be used in a manner which would be contrary to any material representation or warranty contained in the Series 1994 A Tax Regulatory Agreement.

          SECTION 3.08.  Recitals.  The Trustee shall have no
responsibility for the recitals contained in this Third
Supplemental Indenture.

                                                              26.

          IN WITNESS WHEREOF, the Authority has caused this Third Supplemental Indenture to be executed by its Chair and its corporate seal to be hereunto affixed and attested by its Secretary, and the Trustee has caused this Third Supplemental Indenture to be executed by its Assistant Vice President and attested by its Assistant Vice President all as of the date first above written.

                              NEW YORK STATE ENERGY RESEARCH
                               AND DEVELOPMENT AUTHORITY


                              By____________________________
                                         Chair
(SEAL)

Attest:


________________________
  Secretary


                              MARINE MIDLAND BANK,
                                as Trustee


                              By___________________________
                                 Assistant Vice President

(SEAL)

Attest:


________________________
Assistant Vice President

                                                              27.

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF ALBANY  )



          On the _____ day of December, 1994, before me personally came Francis J. Murray, Jr., to me known, who being by me duly sworn, did depose and say that he is Chair of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument; that he knows the seal of said Authority; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the members of said Authority; and that he signed his name thereto by like authority.


                                _________________________
                                      Notary Public






STATE OF NEW YORK )
                  :  ss.:
COUNTY OF ALBANY  )



          On the ______ day of December, 1994, before me personally came Howard A. Jack, to me known, who being by me duly sworn, did depose and say that he is Secretary of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument; that he knows the seal of said Authority; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the members of said Authority; and that he signed his name thereto by like authority.


                                _________________________
                                      Notary Public

                                                              28.

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )



          On the _____ day of December, 1994 before me personally came ____________________ and ______________________, to me known, who being by me duly sworn, did depose and say that they are Assistant Vice Presidents, of Marine Midland Bank, the Trustee described in and which executed the above instrument; that they know the seal of said Trustee; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Trustee; and that they signed their names thereto by like authority.

                             ___________________________
                                   Notary Public